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                                                                    Exhibit 99.1

                   IN THE UNITED STATES DISTRICT COURT FOR THE
                          NORTHERN DISTRICT OF OKLAHOMA


MULTIMEDIA GAMES, INC., A TEXAS        )
CORPORATION,                           )
                                       )
                   PLAINTIFF,          )
                                       )
v.                                     )
                                       )
NETWORK GAMING INTERNATIONAL           )
CORPORATION, A CANADIAN                )
CORPORATION,                           )
                                       )
                   DEFENDANT,          )        CASE NO. _______________


                        COMPLAINT FOR BREACH OF CONTRACT
                             AND DECLARATORY RELIEF

      Plaintiff, Multimedia Games, Inc., ("Multimedia") for its Complaint against defendant Network Gaming International Corporation ("NGI"), alleges and states as follows:

                         PARTIES, JURISDICTION AND VENUE

      1. Multimedia is a corporation formed and existing under the laws of the State of Texas having its principal place of business in Tulsa, Oklahoma. Multimedia is in the business of designing, developing, marketing and maintaining various computer-based gaming systems, including, inter alia, a system for the computer linking of high-speed computer bingo games at multiple remote locations (the "MegaBingo System").

      2. Network Gaming International Corporation ("NGI") is a foreign corporation, formed and existing under the laws of Canada, with its principal place of business in Vancouver, British Columbia, Canada. NGI is engaged in the business of developing, marketing and distributing


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computer-based hardware and software systems for the electronic play of bingo games. NGI was formerly known as AI Software, Inc. ("AIQ").

      3. This Court may exercise jurisdiction over both the parties and the subject matter of this action pursuant to 28 U.S.C. Section 1332.

      4. Venue is proper in this District pursuant to 28 U.S.C. Section 1391.

                                      FACTS

      5. Multimedia adopts and realleges the allegations contained in paragraphs 1-4 of this Complaint.

      6. In or about the end of 1995, Multimedia and AIQ began negotiations with respect to the licensing arrangements between them for the distribution of bingo and other game software and related assets. In furtherance of these negotiations, on or about December 19, 1995, the parties entered into two letter agreements, one licensing Multimedia to distribute AIQ software and assets in the United States Native American Indian market and the State of Texas; and, one licensing AIQ to distribute Multimedia bingo and game software in Canada and China. AIQ, through a change of name, became Network Gaming International Corporation ("NGI"), which obtained all right, title and interest of AIQ under its agreements with Multimedia.

      7. One of the products that has been developed by Multimedia is a computer hardware and software system that allows playing of a high-speed bingo game on individual player station units and linking of various individual high-speed bingo games at multiple remote locations. This product is marketed under the trademark name "MegaMania." Multimedia has been granted a Notice of Allowance for this name by the United States Patent and Trademark Office, and its final registration approval is pending.


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      8. In furtherance of their relationship, Multimedia provided to NGI the specifications for the MegaMania software and system so that NGI could develop a derivative game to be run on NGI's remote bingo host units, or their platform of choice.

      9. In January of 1996, NGI began to seek financing from various sources for the completion of the high speed bingo systems. NGI informed potential financing sources that the parties' "target" was to place five thousand (5,000) units in 1996 and 1997 in American Indian casinos. NGI informed Multimedia that the representation of this target was crucial to secure the financing despite repeated protests from Multimedia that such target was impracticable and, in all likelihood, unreachable.

      10. During the spring of 1996, Multimedia and NGI continued to finalize the details of their agreement and NGI continued to seek financial backing for the proposed distribution alliance between the parties. The parties also installed, in March, the first prototype model of high speed bingo game unit (the "MB-1000" unit) and NGI's derivative version of the MegaMania software on the Cheyenne Arapaho Tribe's Indian reservation in Concho, Oklahoma.

      11. On or about May 10, 1996, NGI and Multimedia entered into a written License and Distribution Agreement intended to represent a more definitive statement of the parties rights and obligations initially set forth in the December, 1995 Letter Agreement. This License and Distribution Agreement granted to Multimedia the right and license to distribute the MB-1000 unit and the NGI software on any American Indian Reservations within the United States and at any location within the State of Texas, (the "Agreement").


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      12. Pursuant to the Agreement, NGI agreed to make available to Multimedia
"all designs, drawings, diagrams, programming and source code, operations manuals, and all other technology . . . pertaining to the MB-1000 and NGI Software."

      13. Under the Agreement, Multimedia itself agreed to, subject to market conditions and availability of units, use commercially reasonable efforts to obtain minimum order levels of 5,000 of the MB-1000 units in each of two subsequent twelve (12) month periods. Each unit sold or leased by NGI/AIQ during these periods was to be applied to reduce this marketing commitment. 14. The parties agreed that after November 1, 1996, Multimedia would use commercially reasonable efforts to increase the sales of MB-1000 units for joint play of the MegaMania game, the NGI electronic bingo games and other future games. To date, Multimedia is informed and believes that NGI still does not have a working electronic bingo product. During this same time period, Multimedia was also involved in a licensing agreement with Game Tech. NGI was aware of this agreement and the restrictions it placed on Multimedia.

      15. The initial MB-1000 units placed by Multimedia included NGI's version of its MegaMania software. Due to poor design and systems failures in the NGI software, changes were required to be made to the derivative MegaMania software. These changes were required in order to maintain a working system. Multimedia requested numerous times that NGI make the necessary changes to the software for its version of MegaMania. After delays, Multimedia informed NGI that all software changes needed to be implemented in all remote locations by July 15, 1996.

      16. NGI failed to support their product and did not make revisions to the NGI version of the MegaMania software in a timely fashion, despite numerous complaints by Multimedia that the software was experiencing numerous problems. Multimedia then requested the source code for the


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MegaMania software, so that Multimedia could itself correct the problems and implement the necessary changes to maintain the system. NGI refused to provide the source code, despite its obligation under the Agreement to do so. NGI's failure to support its derivative version of MegaMania and its refusal to provide Multimedia with the source code interfered with Multimedia's ability to perform under the Agreement.

      17. Due to the problems with NGI's software, Multimedia was, in some instances, forced to replace the NGI version of MegaMania with Multimedia's MegaMania software in order to insure that the MG-1000 units continued to function properly for customers and within National Indian Gaming Commission ("NIGC") guidelines. Multimedia's ability to place MB-1000 units and NGI's version of MegaMania were substantially reduced due to the problems caused by NGI.

                              FIRST CAUSE OF ACTION
                            (BREACH OF THE CONTRACT)

      18. Multimedia adopts and realleges the allegations contained in paragraphs 1-17 of the Complaint.

      19. Pursuant to the Agreement, NGI had a duty to maintain its products and make available to Multimedia all programming and source code for NGI software. NGI refused to do so.

      20. The actions of NGI in refusing to provide the source code for NGI's version of MegaMania constitute a material breach of the Agreement.

      21. Multimedia has been actually damaged as a direct result of this breach by NGI in an amount to be proven at trial but believed to be in excess of Two Hundred Fifty Thousand Dollars ($250,000.00).




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                             SECOND CAUSE OF ACTION
                              (DECLARATORY RELIEF)

      22. Multimedia adopts and realleges the allegations contained in paragraphs 1-22 of the Petition.

      23. This is a matter of actual controversy between the parties that is properly adjudicated pursuant to 28 U.S.C. Sections 2201, et seq.

      24. The failure of NGI to correct technical errors and to provide source code as required under the Agreement has caused significant problems with Multimedia's customers and the function of the remote bingo stations placed by Multimedia. In refusing to provide the required information, necessary for Multimedia to properly service and support the units placed in various native indian halls, NGI has wrongfully interfered with Multimedia's ability to place units as called for under the Agreement.

      25. Multimedia is entitled to a declaration of this Court that, based on NGI's breaches of the Agreement, NGI has wrongfully interfered with Multimedia's performance under the Agreement and, thus, NGI may not seek to declare Multimedia in breach of the Agreement.

                                PRAYER FOR RELIEF

      WHEREFORE, Multimedia prays that it be granted judgment in its favor and against NGI as follows:

             (a) Actual damages on its contractual claim to be proven at trial but believed to be in excess of Two Hundred Fifty Thousand Dollars ($250,000.00);

             (b) A declaration of this Court that due to NGI's breach of the Agreement, NGI has interfered with Multimedia's ability to perform under the Agreement and may not now claim that Multimedia is in breach thereof;

             (c) An award of prejudgment and post-judgment interest and the costs of bringing this action, including reasonable attorneys' fees; and

             (d)   Such other relief as this Court deems just and proper.



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                                       Respectfully submitted,

                                       HALL, ESTILL, HARDWICK, GABLE,
                                       GOLDEN & NELSON, P.C.



                                       By:
                                           -----------------------------------
                                              Donald L. Kahl, OBA #4855
                                              Heather E. Pollock, OBA#17333
                                              320 South Boston Avenue
                                              Suite 400
                                              Tulsa, Oklahoma  74103-3708
                                              (918) 594-0400

                                       ATTORNEYS FOR  PLAINTIFF
                                       MULTIMEDIA GAMES, INC.

JURY TRIAL DEMANDED